Exhibit 10.19

GRANT AWARD AGREEMENT AND NOTICE

NON-EMPLOYEE DIRECTOR

ANNUAL RESTRICTED STOCK UNIT GRANT

            , 20

Under Armour, Inc. (the “Company”) has granted to you, the Grantee identified below, as a Non-Employee Director of the Company, an annual RSU grant. Your RSU grant has been made pursuant to the terms of the Under Armour, Inc. 2010 Non-Employee Director Compensation Plan (the “Plan”) and the Under Armour, Inc. Amended and Restated 2005 Omnibus Long-Term Incentive Plan (the “Incentive Plan”). The Plan, Incentive Plan and the Under Armour, Inc. 2006 Non-Employee Director Deferred Stock Unit Plan (“Deferral Plan”), along with this Notice, set forth the terms and conditions of this grant. The Plan, Incentive Plan and Deferral Plan are incorporated herein by reference. Acceptance of this grant by you constitutes your acknowledgment that you have received and read copies of the Plan, the Incentive Plan and the Deferral Plan, and your acceptance of all terms and conditions of such plans. Capitalized terms used in this Notice shall have the respective meanings given to such terms in the Plan, unless otherwise defined in this Notice.

Grantee Name:

Grant Date:

Number of Restricted Stock Units Granted:

Vesting:	100% on the date of the Company’s 20 annual stockholder meeting. Subject to accelerated vesting in accordance with the terms of the Plan and the Incentive Plan, as applicable.

Annual RSUs granted to you shall be settled in the form of Deferred Stock Units, in accordance with the terms of the Plan and the Deferral Plan. By accepting this annual RSU grant, you agree to such deferral and agree to be bound by the terms of the Deferral Plan.

Under Armour, Inc.

By: